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                                  EXHIBIT 23.1

              Consent of Independent Certified Public Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Global Imaging Systems 401(K) Retirement Plan of our reports dated May 6, 1998, except as to Note 12, as to which the date is May 28, 1998, with respect to the consolidated financial statements and schedule of Global Imaging Systems, Inc. included in Amendment No. 5 to its Registration Statement on Form S-1 (No. 333-48103) filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP



Tampa, FL
August 27, 1998